Cordovano and Harvey, P.C.                          Certified Public Accountants
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                                                    201 Steele Street
                                                    Suite 300
                                                    Denver, Colorado 80206
                                                    (303) 329-0220 Phone
                                                    (303) 316-7493 Fax
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                                December 21, 2001

Teda Technologies International, Inc.
Unit #10-8980 Fraserwood Court
Burnaby, British Columbia
Canada V5J 5H7


Attention:  Mr. Jun Zhou, President


Dear Mr. Zhou:

This letter is to confirm that the Client-Auditor relationship between Teda Technologies, Inc. and Cordovano and Harvey, P.C., has ceased on December 20, 2001 on good terms. During either of the past two fiscal years and any subsequent interim period, Cordovano and Harvey, P.C., reports on the Teda Technologies International, Inc. financial statements have not contained adverse opinions or disclaimers of opinion. In addition, during either of the past two fiscal years, and any subsequent periods, there have not been any disagreements between Cordovano and Harvey, P.C. and Teda Technologies International, Inc. on any matter of accounting principles or practice, financial statements, disclosure, or auditing scope or procedure or any reportable event.

Cordovano and Harvey, P.C. is not in disagreement with the Teda Technologies International, Inc. statement to the Securities and Exchange Commission as contained in Item 4 of Form 8-K on December 21, 2001, a copy of which has been attached to this letter.

Yours truly,


/s/ Cordovano and Harvey, P.C.
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Cordovano and Harvey, P.C.

CC: Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, NW
Washington, D.C. 20549